Exhibit 99.1

Cutera Receives Notification of Deficiency from Nasdaq Related to Delayed Annual Report on Form 10-K

BRISBANE, Calif., March 24, 2023 — Cutera, Inc. (Nasdaq: CUTR) (“Cutera” or the “Company”), a leading provider of aesthetic and dermatology solutions, announced today that it received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) on March 21, 2023 indicating that the Company is not currently in compliance with Nasdaq’s Listing Rules (the “Listing Rules”) due to the Company’s inability to timely file its Form 10-K for the year ended December 31, 2022 (the “Form 10-K”) with the Securities and Exchange Commission (“SEC”). The Notice has no immediate effect on the listing or trading of the Company’s securities. Pursuant to Listing Rule 5250(c)(1), the Company was required to file the Form 10-K by March 16, 2023 (the “Due Date”). The Company previously reported its inability to file the Form 10-K by the Due Date in a Form 12b-25 that the Company filed with the SEC on March 16, 2023.

Nasdaq has informed the Company that, under Nasdaq rules, the Company has 60 calendar days from receipt of the Notice, or until May 22, 2023, because the 60th calendar day falls on a weekend, to submit a plan to regain compliance with the Rule. If Nasdaq accepts the Company’s plan, then Nasdaq may grant an exception of up to 180 calendar days from the due date of the Form 10-K (March 1, 2023, extended until March 16, 2023 pursuant to the Form 12b-25 filing), or until September 12, 2023, to regain compliance. However, there can be no assurance that Nasdaq will accept the Company’s plan to regain compliance or that the Company will be able to regain compliance within any extension period granted by Nasdaq or maintain compliance with the other continued listing requirements set forth in the Nasdaq Listing Rules. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq hearings panel.

The Company is working diligently to complete the Form 10-K. The Company anticipates filing the Form 10-K as promptly as practicable.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of aesthetic and dermatology solutions for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that harness the power of science and nature to enable medical practitioners to offer safe and effective treatments to their patients. For more information, call +1-415-657-5500 or 1-888-4CUTERA or visit www.cutera.com.

Forward-Looking Statements

Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the Company’s expectation on when it will file the Form 10-K. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company’s actual results to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to the risk that the Company is not able to file its Form 10-K in a reasonable time period, and the risk that the Company finds errors in its consolidated financial statements or additional material weaknesses in its internal control over financial reporting. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates concerning those or other forward-looking statements.

Cutera, Inc.

Greg Barker

VP, Corporate FP&A

415-657-5500

IR@cutera.com

Source: Cutera, Inc.